EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Greg Trevor, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of Convenience TV Inc. for the period ended June 30, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Convenience TV Inc.

Dated: August 23, 2010

/s/ Greg Trevor
Greg Trevor
Chief Financial Officer, Secretary, Treasurer and a
member of the Board of Directors
(Principal Accounting Officer and Principal
Financial Officer)
Convenience TV Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Convenience TV Inc. and will be retained by Convenience TV Inc. and furnished to the Securities and Exchange Commission or its staff upon request.